Exhibit B-28

BYLAWS OF TAP, INCORPORATED

ARTICLE I.

The name of this corporation is; Tap, Incorporated, with its principal office in Dallas, Dallas County, Texas.

ARTICLE II.

Shareholders and Meetings

1. Shareholders are those whose names appear on the books of the company as holders of one (1) or more shares of the capital stock.

2. Meetings of the shareholders shall be held at the registered office of the corporation, or at such other place as may be designated within the State of Texas by the president or in the notice of such meeting.

3. The annual meeting of the shareholders shall be held on the last Friday in December of each year at the principal office of the company, or at such other place as may be designated by the president within the State of Texas for the election of the Board of Directors for the ensuing year, and all other proper business that may come before the meeting. In the event the Board of Directors fails to call the annual meeting at the designated time, any shareholder may make demand that such meeting be held within a reasonable time, such demand to be made in writing by Registered Mail and directed to any officer of the corporation.

4. Special meetings of the shareholders may be called by the president, the Board of Directors, the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meetings, or by such other officers as the Board of Directors may specify by resolution.

5. Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote such meeting, unless such notice is waived in writing by the stockholder involved. If the aforesaid notice is mailed, it shall be deemed delivered when deposited in the U.S. Mail addressed to the shareholder at his address and it appears on the stock transfer books of the corporation, with postage thereon pre-paid. The stockholders may all execute a written waiver at any time and hold any meeting forthwith. A waiver of any notice required by these bylaws or bylaws in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

6. Closing of transfer books and fixing record date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, are entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of Directors may provide that the stock transfer book shall be closed for a stated period but not to exceed, in any case, fifty (50) days. When closed for the purposes of determining shareholders, entitled to notice of or to vote at a meeting of shareholder, such books shall be closed for at least ten (10) days immediately preceding said meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date an the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In the event the stock transfer books are not closed and no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

7. Quorum. The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented in such meeting. Any meeting may be adjourned.

8. Voting. Voting shall be by a majority of the outstanding voting stock represented in person or by proxy, with only those appearing as shareholders on the records of the company as specified above being entitled to vote.

ARTICLE III.

Directors

1. The management of the affairs of a company shall be in the hands of the Board of Directors, and such officers and agents as they may employ.

2. The Board of Directors shall not be less than three (3) nor more than five (5) in number, the number to be determined by the shareholders from time to time. Said directors shall be elected each year at the annual meeting of the shareholders and hold office until re-election of their successors, or until the next succeeding annual meeting of the shareholders. The number of directors may be increased or decreased from time to time by an amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. A director may resign at any time, or be removed by action of the shareholders at a special or annual meeting. The removal of a director may be with or without cause. A director shall not be required to be a stockholder.

3. Vacancies. Any vacancies occurring on the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors no less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting, or at a special meeting of shareholders called for that purpose. The quorum shall be a majority of the directors holding office.

4. The Board of Directors shall as soon after their annual election as conveniently possible, elect from their number, a president, vice president, and secretary-treasurer, all of whom shall hold office for one (1) year and until others are chosen and qualified in their stead, and may elect such other officers as deemed appropriate.

5. Executive committee of the Board. The Board of Directors, by a resolution adopted by a majority of the number of the directors elected and serving may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation, except where action of the Board of Directors is specified in the Texas Business Corporation Act or other laws, but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

6. Place and notice of directors’ meeting. The Board of Directors shall hold its annual meeting on the last Friday in December of each year immediately following the meeting of the shareholders at the same place as said shareholders’ meeting. Other meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. Regular meetings of the Board of Directors may be held with or without notice, and special meetings of the Board may be held upon twenty-four (24) hour notice either in writing or oral notice. Notice of such special meeting may be waived by any director and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting.

7. Indemnification of any director or officer. The corporation by appropriate resolution of its Board of Directors ratified by the shareholders at the annual meeting, or special meeting called for such purpose, shall have the power to indemnify any director or officer, or former director or officer, of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock of which it is a creditor, against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding which he is made a party by reason of being or having been such officer or director, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any bylaw, agreement, vote of shareholders, or otherwise.

8. [NEW; 12/4/75 Mins.]

ARTICLE IV.

Dividends

The Board of Directors of a corporation may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or in its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

(a) Dividends may be declared and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation, except as otherwise provided in the Texas Business Corporation Act.

(b) Dividends may be declared and paid in the shares of the corporation out of any treasury shares that have been reacquired out of surplus of the corporation.

(c) Dividends may be declared and paid and be authorized, but unissued shares of the corporation at an unrestricted surplus of the corporation upon the following conditions:

(1) If a dividend is payable in its own shares having a par value, such shares shall be issued at the par value thereof and there shall be transferred to state capital at the time such dividend is paid an amount of surplus equal to aggregate par value of the shares to be issued as a dividend.

(2) And the dividend is payable in its own shares without par value, such shares, shall be issued at such value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to state capital such dividend is paid an amount of surplus equal to the aggregate value so fixed in respect of such shares; and the amount per share so transferred to state capital shall be disclosed to the shareholders receiving such dividend concurrently with payment thereof.

(d) The Board of Directors must, when requested by the holders of at least one-third of the outstanding shares of the corporation, present written report of the situation and amount of business of the corporation and subject to limitation on the authority of the Board of Directors by provisions of law, or the Articles of Incorporation or of these Bylaws, the Board shall declare and provide for payment of such dividends of the profits from the business of the corporation as such Board shall deem expedient.

ARTICLE V.

OFFICES: The Corporation shall have a:

President. The president shall preside over all means of the directors and stockholders and shall have a general management and supervision of the affairs of the company unless otherwise directed by the directors in the absence of the president.

Vice President. The vice president shall perform such duties as may be assigned to him by the Board of Directors or by the president.

Secretary-Treasurer. The secretary-treasurer shall keep the minutes of the meetings of the proceedings of the corporation shareholders and the Board of Directors, and shall keep at the registered office or principal place of business, or at the office of the company’s transfer agent or register, a record of the shareholders, giving the names and addresses of all shareholders, and the number of classes of shares held by each. He has custody of the sale of the corporation and shall have charge of all books, contracts and documents belonging to the corporation, except those that shall be in charge of some other person authorized to have custody and possession thereof by reason of the Board of Directors. He countersigns stock certificates and attests contracts. He shall cancel and preserve certificates of stock on transfer. He shall perform such other duties as may be assigned him by the Board of Directors.

The secretary-treasurer shall have custody of and be responsible for the monies and funds of the corporation assigned to him, and shall keep books of account as the Directors may direct and perform such other duties that may be assigned him by the Board of Directors.

Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

One Person May Hold More Than One Office. Any two or more offices may be held by the same person, except that the president, and secretary shall not be the same person.

Removal of officers. Any officer or agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Vacancies. The Board of Directors may fill any vacancies of officers at its annual meeting of the Board, or any special meeting called for such purpose.

Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

ARTICLE VI.

Certificates of Stock. Certificates of Stock of the corporation shall be in such form as the Board of Directors may from time to time determine, consistent with the Articles of Incorporation of this corporation. These certificates shall be signed by the president, or the vice president, and countersigned and attested by the Secretary-Treasurer or his assistant, with the corporate seal affixed thereto.

All certificates shall be consecutively numbered. The name of the person owing the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the company’s books.

Cancellation. All certificates surrendered to the company shall be cancelled and no new certificates shall be issued until the form of certificate for the same number of shares of the same class shall have been surrendered and cancelled.

Transfer. Shares in the capital stock of the company shall be transferred only on the books of the company by the holder thereof in person, or by his attorney, upon surrender and cancellation for a certificate for a like number of chares. The certificates of stock may be transferred, sold, assigned or pledged and an endorsement to the proper effect in writing on the back of the certificate, and the delivery of such certificate by the transferor to the transferee, provided that until notice is given of such transfer to the secretary of the company and the surrender of the certificate of stock for cancellation, and the issue of a new certificate in lieu of that surrender, this corporation shall regard and treat the transferor as being still the owner of the stock. No new certificates of stock shall be issued until the company has furnished all federal and state taxes required by law then in existence for the transfer of stock, and such other legal requirements and documents as may be necessary in the opinion of the company’s counsel.

All surrendered certificates shall be marked “cancelled” with the date of cancellation by the secretary, and shall be immediately posted in the stock book opposite the memorandum stub of the issue thereof.

Duplicate Certificates. A duplicate certificate of stock may be issued for such certificate as may have been lost or destroyed upon the applicant’s furnishing affidavit that he is the owner of said certificate, that the same has been lost or destroyed, together with a bond of indemnity in the amount satisfactory to the company, and with a surety or sureties satisfactory to the company, conditioned upon the payment of all losses and expenses to which the company may be put by virtue of issuing said duplicate certificate. The company may require a surety company on said bond or indemnity. The Board of Directors shall have power and authority to make any additional rules and regulations as they respectively may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company.

Treasury of Unissued Shares. The corporation may issue and sell any of its treasury or unissued shares to its officers or employees or to the officers or employees of any subsidiary corporation, without first offering such shares to its shareholders, for such consideration, fixed as provided by law, and upon such terms and conditions as shall be approved by the holders of two-thirds of all shares entitled to vote thereon, or by its Board of Directors pursuant to lack of approval by the shareholders.

ARTICLE VII.

Corporate Seal. The Board of Directors shall provide a suitable seal containing the name of the company, which seal shall be in charge of the secretary.

ARTICLE VIII.

Cumulative Voting Prohibited. Cumulative voting in the election of directors by stockholders giving one candidate as many votes as the number of such directors multiplied by the number of such shareholders’ shares shall equal, or by such stockholders contributing such votes on the same principal among any number of such candidates is expressly prohibited.

ARTICLE IX.

Creation of Reserves. The corporation may, by resolution of its Board of Directors, create a reserve or reserves out of its earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner. Earned surplus of the corporation to the extent so reserved shall not be available for the payment of dividends or other distributions by the corporation, except as expressly permitted by law.

ARTICLE X.

Amendment of Bylaws. The Bylaws of the corporation may be altered, amended, modified, added to or repealed by a vote of the stockholders holding a majority of the stock of the company, present, in person, or by proxy at the annual or any special meeting of the stockholders of the company, provided that notice of the proposed amendment or changes in the Bylaws is given to each stockholder in advance of any special meeting, or such notice is waived by such stockholders .

ARTICLE XI.

Miscellaneous.

Fiscal Year. The fiscal year of the corporation shall begin on the first day following the last Saturday of February of each year and end on the last Saturday of February of the following year.

Checks. All checks and demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons as the Board of Directors may from time to time designate.

Bylaws Invalid. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

WAIVER OF NOTICE OF ORGANIZATION MEETING OF

THE DIRECTORS OF TAP, INCORPORATED

We, the undersigned, who constitute all the Directors of TAP, INCORPORATED, named in the Articles of Incorporation, filed the 11th day of March, 1966, with the Secretary of State of the State of Texas, and duly incorporated under the laws of the State of Texas, hereby acknowledge that we received at least three (3) days notice of the call of said organization meeting by the incorporators of said corporation, to be held on the 6th day of May, 1966, in the offices of the company at 2301 North Field Street, Dallas, Texas, at 2:00 P.M., as the time and place of the holding of said organization meeting of the Board of Directors, and we do hereby jointly and severally waive any further notice thereof and agree to said time and place and consent to the transaction thereat of any and all business that may come before said meeting, including the adopting of By-Laws the election of officers, the adoption of the form of stock certificates, and the issuance of capital stock of the corporation on subscription received, and any other business that may be deemed necessary or advisable to consider and pass upon at said meeting.

We further waive all requirements of the Statutes of the State of Texas, and any and all requirements both as to notice and publication thereof and consent that said meeting may be held forthwith at 2:00 P.M., on the 6th day of May, 1966, at the time and place set forth above.

WITNESS OUR HANDS this 6th day of May, 1966.